UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

ServiceTitan, Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-0331862
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

800 N. Brand Blvd. Suite 100 Glendale, California	91203
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Class A Common Stock, $0.001 par value	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-283296

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Class A Common Stock, par value $0.001 per share, of ServiceTitan, Inc. (the “Company”) to be registered hereunder is set forth under the section titled “Description of Capital Stock” in the prospectus that constitutes a part of the Company’s Registration Statement on Form S-1 (File No. 333-283296), initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on November 18, 2024 (as subsequently amended by any amendments or supplements, the “Registration Statement”), and in any form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with such Registration Statement. Such Registration Statement, and any form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act that includes such description, are hereby incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed with this registration statement on Form 8-A because no other securities of the Company are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SERVICETITAN, INC.

Date: December 9, 2024	By:	/s/ Ara Mahdessian
	Name:	Ara Mahdessian
	Title:	Chief Executive Officer